RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2002-QS10 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2002-QS10

          $ 130,684                  0.00%         CLASS A-P CERTIFICATES

--------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                   Prospectus Supplement dated August 27, 2002
                                       to
                        Prospectus dated August 26, 2002

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated August 27, 2002.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09 % of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:

                       CREDIT SCORE OF THE MORTGAGE LOANS

                                             NUMBER OF                        PERCENTAGE        AVERAGE       WEIGHTED
                                             MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       AVERAGE
CREDIT SCORE RANGE                            LOANS            BALANCE          LOANS           BALANCE       LTV RATIO
-----------------------------------------   -----------    --------------    -------------    -----------    ----------
499 or less .............................             2    $      751,105            2.30%    $   375,552        57.79%
500 - 519 ...............................             2         1,008,367            3.08         504,184        77.78
520 - 539 ...............................             1           340,332            1.04         340,332        90.00
540 - 559 ...............................             1           306,858            0.94         306,858        90.00
560 - 579 ...............................             2           679,769            2.08         339,884        74.77
580 - 599 ...............................             2         1,022,773            3.13         511,387        78.34
600 - 619 ...............................             2           956,127            2.92         478,063        75.00
620 - 639 ...............................             5         1,610,057            4.92         322,011        82.39
640 - 659 ...............................             6         2,456,997            7.51         409,500        77.59
660 - 679 ...............................             5         1,666,964            5.09         333,393        81.17
680 - 699 ...............................             4         1,767,538            5.40         441,885        78.32
700 - 719 ...............................             7         2,574,433            7.87         367,776        76.10
720 - 739 ...............................             4         1,437,117            4.39         359,279        80.00
740 - 759 ...............................            16         5,746,662           17.56         359,166        76.01
760 - 779 ...............................             7         3,160,857            9.66         451,551        76.49
780 - 799 ...............................            12         4,680,012           14.30         390,001        75.63
800 or greater ..........................             7         2,561,309            7.83         365,901        70.79
                                            -----------    --------------    ------------     -----------    ---------
Total, Average or Weighted Average.......            85    $   32,727,277          100.00%    $   385,027        76.53%
                                            ===========    ==============    ============


         The minimum and maximum credit scores of the mortgage loans were 497 and 816, respectively, and the weighted average credit score of the mortgage loans was 706.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

                   OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                                                            WEIGHTED
                                              NUMBER OF                      PERCENTAGE         AVERAGE      AVERAGE      WEIGHTED
                                              MORTGAGE       PRINCIPAL       OF MORTGAGE       PRINCIPAL     CREDIT       AVERAGE
OCCUPANCY                                      LOANS          BALANCE           LOANS           BALANCE       SCORE       LTV RATIO
-----------------------------------------   -----------    --------------    -------------    -----------   ----------   ----------
Primary Residence .......................            72    $   28,489,795           87.05%    $   395,692          697        76.72%
Second/Vacation .........................             5         1,878,677            5.74         375,735          774        75.02
Non Owner-occupied ......................             8         2,358,805            7.21         294,851          759        75.31
                                            -----------    --------------    ------------     -----------    ---------   ----------
Total, Average or Weighted Average ......            85    $   32,727,277          100.00%    $   385,027          706        76.53%
                                            ===========    ==============    ============


                          PURPOSE OF THE MORTGAGE LOANS

                                                                                                            WEIGHTED
                                              NUMBER OF                      PERCENTAGE         AVERAGE      AVERAGE      WEIGHTED
                                              MORTGAGE       PRINCIPAL       OF MORTGAGE       PRINCIPAL     CREDIT       AVERAGE
LOAN PURPOSE                                   LOANS          BALANCE           LOANS           BALANCE       SCORE       LTV RATIO
-----------------------------------------   -----------    --------------    -------------    -----------   ----------   ----------
Purchase ................................            35    $   13,291,253           40.61%    $   379,750          726        78.61%
Rate/Term Refinance .....................            17         6,241,708           19.07         367,159          723        74.63
Equity Refinance ........................            33        13,194,316           40.32         399,828          677        75.33
                                            -----------    --------------    ------------     -----------    ---------   ----------
Total, Average or Weighted Average ......            85    $   32,727,277          100.00%    $   385,027          706        76.53%
                                            ===========    ==============    ============

                            MORTGAGED PROPERTY TYPES



                                                                                                            WEIGHTED
                                              NUMBER OF                      PERCENTAGE         AVERAGE      AVERAGE      WEIGHTED
                                              MORTGAGE       PRINCIPAL       OF MORTGAGE       PRINCIPAL     CREDIT       AVERAGE
PROPERTY TYPE                                  LOANS          BALANCE           LOANS           BALANCE       SCORE       LTV RATIO
-----------------------------------------   -----------    --------------    -------------    -----------   ----------   ----------
Single-family detached ..................            55    $   21,107,628           64.50%    $   383,775          702        76.84%
Planned Unit Developments (detached) ....            19         8,090,808           24.72         425,832          693        76.15
Two-to-four family units ................             5         1,548,492            4.73         309,698          733        77.28
Condo Low-Rise (less than 5 stories) ....             2           723,048            2.21         361,524          773        82.14
Condotel (9 or more stories) ............             1           430,362            1.31         430,362          801        70.00
Planned Unit Developments (attached) ....             1           340,239            1.04         340,239          729        80.00
Townhouse ...............................             1           338,272            1.03         338,272          816        65.00
Manufactured Home .......................             1           148,428            0.45         148,428          805        55.00
                                            -----------    --------------    ------------     -----------    ---------   ----------
Total, Average or Weighted Average ......            85    $   32,727,277          100.00%    $   385,027          706        76.53%
                                            ===========    ==============    ============

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                                            WEIGHTED
                                              NUMBER OF                      PERCENTAGE         AVERAGE      AVERAGE      WEIGHTED
                                              MORTGAGE       PRINCIPAL       OF MORTGAGE       PRINCIPAL     CREDIT       AVERAGE
STATE                                          LOANS          BALANCE           LOANS           BALANCE       SCORE       LTV RATIO
-----------------------------------------   -----------    --------------    -------------    -----------   ----------   ----------
California ..............................            32    $   12,391,877           37.86%    $   387,246          734        75.16%
Colorado ................................             4         1,308,596            4.00         327,149          672        80.94
Florida .................................             3         1,238,088            3.78         412,696          758        77.21
Georgia .................................             3         1,412,329            4.32         470,776          661        79.95
Hawaii ..................................             1           483,712            1.48         483,712          768        59.00
Idaho ...................................             2           589,404            1.80         294,702          705        82.81
Illinois ................................             1           263,000            0.80         263,000          676        90.00
Massachusetts ...........................             1           361,184            1.10         361,184          776        80.00
Maryland ................................             3         1,041,491            3.18         347,164          729        79.27
Michigan ................................             2           660,068            2.02         330,034          620        84.90
Minnesota ...............................             1           446,931            1.37         446,931          650        80.00
Montana .................................             1           430,362            1.31         430,362          801        70.00
New Jersey ..............................             1           253,266            0.77         253,266          786        68.00
New York ................................             5         1,958,492            5.98         391,698          663        76.35
Ohio ....................................             1           527,746            1.61         527,746          765        75.00
Oregon ..................................             3         1,042,768            3.19         347,589          676        79.16
South Carolina ..........................             2           720,811            2.20         360,405          671        84.26
Texas ...................................            10         4,513,892           13.79         451,389          666        73.05
Utah ....................................             5         1,726,760            5.28         345,352          641        82.12
Virginia ................................             3         1,017,941            3.11         339,314          736        74.64
Washington ..............................             1           338,559            1.03         338,559          752        80.00
                                            -----------    --------------    ------------     -----------    ---------   ----------
Total, Average or Weighted Average ......            85    $   32,727,277          100.00%    $   385,027          706        76.53%
                                            ===========    ==============    ============


----------

    No more than 2.8% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 2.1% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.

                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                            WEIGHTED
                                              NUMBER OF                      PERCENTAGE         AVERAGE      AVERAGE      WEIGHTED
                                              MORTGAGE       PRINCIPAL       OF MORTGAGE       PRINCIPAL     CREDIT       AVERAGE
DOCUMENTATION TYPE                             LOANS          BALANCE           LOANS           BALANCE       SCORE       LTV RATIO
-----------------------------------------   -----------    --------------    -------------    -----------   ----------   ----------
Full Documentation ......................            31    $   11,914,359           36.40%    $   384,334          708        79.68%
Reduced Documentation ...................            54        20,812,918           63.60         385,424          705        74.72
                                            -----------    --------------    ------------     -----------    ---------   ----------
Total, Average or Weighted Average ......            85    $   32,727,277          100.00%    $   385,027          706        76.53%
                                            ===========    ==============    ============


      No more than 40.7% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

      Approximately 0.0% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.

                                 MORTGAGE RATES

                                                                                                            WEIGHTED
                                              NUMBER OF                      PERCENTAGE         AVERAGE      AVERAGE      WEIGHTED
                                              MORTGAGE       PRINCIPAL       OF MORTGAGE       PRINCIPAL     CREDIT       AVERAGE
MORTGAGE RATES (%)                             LOANS          BALANCE           LOANS           BALANCE       SCORE       LTV RATIO
-----------------------------------------   -----------    --------------    -------------    -----------   ----------   ----------
6.375 - 6.499 ...........................             1    $      483,712            1.48%    $   483,712          768        59.00%
6.500 - 6.624 ...........................             2           933,304            2.85         466,652          777        72.77
6.625 - 6.749 ...........................             7         2,826,438            8.64         403,777          732        80.96
6.750 - 6.874 ...........................            11         4,243,178           12.97         385,743          734        77.57
6.875 - 6.999 ...........................            25         9,416,192           28.77         376,648          697        77.67
7.000 - 7.124 ...........................            15         5,675,709           17.34         378,381          709        74.49
7.125 - 7.249 ...........................             9         4,019,874           12.28         446,653          652        77.71
7.250 - 7.374 ...........................             3           798,246            2.44         266,082          779        73.02
7.375 - 7.499 ...........................             4         1,613,046            4.93         403,262          686        65.67
7.500 - 7.624 ...........................             3         1,074,059            3.28         358,020          746        79.44
7.750 - 7.874 ...........................             2           663,928            2.03         331,964          651        85.13
7.875 - 7.999 ...........................             2           716,590            2.19         358,295          669        75.04
8.000 - 8.124 ...........................             1           263,000            0.80         263,000          676        90.00
                                            -----------    --------------    ------------     -----------    ---------   ----------
Total, Average or Weighted Average ......            85    $   32,727,277          100.00%    $   385,027          706        76.53%
                                            ===========    ==============    ============

      As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.9753% per annum.

                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS


                                                                                                            WEIGHTED
                                              NUMBER OF                      PERCENTAGE         AVERAGE      AVERAGE      WEIGHTED
                                              MORTGAGE       PRINCIPAL       OF MORTGAGE       PRINCIPAL     CREDIT       AVERAGE
NET MORTGAGE RATE (%)                          LOANS          BALANCE           LOANS           BALANCE       SCORE       LTV RATIO
-----------------------------------------   -----------    --------------    -------------    -----------   ----------   ----------
6.095 ...................................             1    $      483,712            1.48%    $   483,712          768        59.00%
6.220 ...................................             2           933,304            2.85         466,652          777        72.77
6.345 ...................................             6         2,463,119            7.53         410,520          744        78.89
6.420 ...................................             1           363,319            1.11         363,319          647        95.00
6.470 ...................................            11         4,243,178           12.97         385,743          734        77.57
                                            -----------    --------------    ------------     -----------    ---------   ----------
Total, Average or Weighted Average ......            21    $    8,486,633           25.93%    $   404,125          740        77.11%
                                            ===========    ==============    ============


      As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 1.804417812%.


                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS


                                                                                                            WEIGHTED
                                              NUMBER OF                      PERCENTAGE         AVERAGE      AVERAGE      WEIGHTED
                                              MORTGAGE       PRINCIPAL       OF MORTGAGE       PRINCIPAL     CREDIT       AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)             LOANS          BALANCE           LOANS           BALANCE       SCORE       LTV RATIO
-----------------------------------------   -----------    --------------    -------------    -----------   ----------   ----------
   200,001-300,000 ......................             9    $    2,407,378            7.36%    $   267,486          706        78.81%
   300,001-400,000 ......................            45        14,856,879           45.40         330,153          706        77.84
   400,001-500,000 ......................            17         7,471,364           22.83         439,492          714        75.75
   500,001-600,000 ......................             9         4,847,302           14.81         538,589          720        74.53
   600,001-700,000 ......................             4         2,459,741            7.52         614,935          715        73.91
   700,001-800,000 ......................             1           684,613            2.09         684,613          500        72.00
                                            -----------    --------------    ------------     -----------    ---------   ----------
Total, Average or Weighted Average ......            85    $   32,727,277          100.00%    $   385,027          706        76.53%
                                            ===========    ==============    ============

                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                                             WEIGHTED
                                             NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE
                                             MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL      CREDIT
ORIGINAL LTV RATIO (%)                        LOANS            BALANCE          LOANS           BALANCE        SCORE
-----------------------------------------   -----------    --------------    -------------    -----------    ----------
00.01-50.00 .............................             1    $      430,788            1.32%    $   430,788          497
50.01-55.00 .............................             2           458,044            1.40         229,022          770
55.01-60.00 .............................             1           483,712            1.48         483,712          768
60.01-65.00 .............................             3         1,285,991            3.93         428,664          721
65.01-70.00 .............................            11         4,096,106           12.52         372,373          760
70.01-75.00 .............................            16         7,307,508           22.33         456,719          683
75.01-80.00 .............................            39        14,565,500           44.51         373,474          717
80.01-85.00 .............................             5         1,814,837            5.55         362,967          701
85.01-90.00 .............................             5         1,660,836            5.07         332,167          615
90.01-95.00 .............................             2           623,955            1.91         311,977          642
                                            -----------    --------------    ------------     -----------    ---------
Total, Average or Weighted Average ......            85    $   32,727,277          100.00%    $   385,027          706
                                            ===========    ==============    ============

     The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 76.53%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                           CLASS A-P CERTIFICATES
                                                           ----------------------------------------------------
                                                             0%         6%       18%          24%          30%
                                                           -----      -----     -----        -----        -----
DISTRIBUTION DATE
April 2005.............................................     100%       100%      100%         100%         100%
April 2006.............................................      99         93        81           75           69
April 2007.............................................      97         86        65           56           48
April 2008.............................................      96         79        53           42           33
April 2009.............................................      94         73        42           31           23
April 2010.............................................      92         68        34           23           15
April 2011.............................................      90         62        27           17           11
April 2012.............................................      88         57        22           13            7
April 2013.............................................      86         52        18           10            5
April 2014.............................................      84         48        14            7            3
April 2015.............................................      81         44        11            5            2
April 2016.............................................      79         40         9            4            2
April 2017.............................................      76         36         7            3            1
April 2018.............................................      73         32         6            2            1
April 2019.............................................      69         29         4            1            *
April 2020.............................................      66         26         3            1            *
April 2021.............................................      62         23         3            1            *
April 2022.............................................      58         20         2            1            *
April 2023.............................................      54         18         2            *            *
April 2024.............................................      49         15         1            *            *
April 2025.............................................      45         13         1            *            *
April 2026.............................................      39         11         1            *            *
April 2027.............................................      34          9         *            *            *
April 2028.............................................      28          7         *            *            *
April 2029.............................................      22          5         *            *            *
April 2030.............................................      15          3         *            *            *
April 2031.............................................       8          2         *            *            *
April 2032.............................................       0          0         0            0            0
Weighted Average Life in Years** (to Maturity).........     17.4      10.0        4.6         3.5          2.7

----------
*     Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                        ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       --------------
Aggregate principal balance ....................       $8,486,644.75         $24,047,033.33
Weighted average mortgage rate .................        6.6627126100%                7.0834%
Weighted average servicing fee rate.............        0.2800000000%                0.3300%
Weighted average original term to maturity
(months) .......................................                 357                    360
Weighted average remaining term
to maturity (months) ...........................                 324                    323

         The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only, Variable Strip and Fixed Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%               6%              18%             24%             30%
------------------------------         ----             ----            ----            ----            ----
$105,135......................         2.3%             4.2%            10.0%           13.5%           17.3%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                               AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                         -----------------------------------------------------------------------------------------
                              BY NO.       BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                               OF           AMOUNT           OF           AMOUNT           OF           AMOUNT
                              LOANS        OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                         -----------------------------------------------------------------------------------------
                                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio .        92,149    $10,513,716        104,820    $12,512,690        101,210    $12,635,058
Period of Delinquency
30 to 59 days ........         1,602        192,517          2,082        244,557          2,324        289,263
60 to 89 days ........           236         28,610            372         44,459            477         64,448
90 days or more(2) ...           307         35,045            409         44,171            516         62,039
Foreclosures Pending .           273         32,685            446         55,203            602         81,640
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         2,418    $   288,858          3,309    $   388,390          3,919    $   497,389
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         2.624%         2.747%         3.157%         3.104%         3.872%         3.937%

                               AT DECEMBER 31, 2002         AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                         ----------------------------------------------------------------------------------------
                              BY NO.      BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                               OF          AMOUNT           OF           AMOUNT           OF           AMOUNT
                              LOANS       OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                         ----------------------------------------------------------------------------------------
Total Loan Portfolio .        99,386    $12,962,473        101,112    $14,114,861        106,211    $15,669,395
Period of Delinquency
30 to 59 days ........         2,147        280,302          2,182        284,482          2,032        282,672
60 to 89 days ........           488         63,986            526         70,816            409         51,071
90 days or more(2) ...           644         84,033            696         94,223            555         70,963
Foreclosures Pending .           769        102,671            787        103,707            747         88,396
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         4,048    $   530,992          4,191    $   553,228          3,743    $   493,102
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         4.073%         4.096%         4.145%         3.919%         3.524%         3.147%


----------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

                   EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED
                    DOCUMENTATION DELINQUENCY EXPERIENCE(1)

                               AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                         -----------------------------------------------------------------------------------------
                              BY NO.       BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                               OF           AMOUNT           OF           AMOUNT           OF           AMOUNT
                              LOANS        OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                         -----------------------------------------------------------------------------------------
                                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio .        37,066    $ 5,021,100         44,520    $ 6,234,461         45,103    $ 6,477,882
Period of Delinquency
30 to 59 days ........           573         83,679            742        104,823            901        131,032
60 to 89 days ........            65         11,033            118         17,904            185         29,788
90 days or more(2) ...            77         13,377            123         17,598            165         27,231
Foreclosures Pending .            80         12,263            113         19,378            198         34,074
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans           795    $   120,353          1,096    $   159,703          1,449    $   222,125
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         2.145%         2.397%         2.462%         2.562%         3.213%         3.429%

                               AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                         -----------------------------------------------------------------------------------------
                              BY NO.       BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                               OF           AMOUNT           OF           AMOUNT           OF           AMOUNT
                              LOANS        OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                         -----------------------------------------------------------------------------------------
Total Loan Portfolio .        45,867    $ 6,776,784         51,824    $ 8,071,748         56,271    $ 9,191,522
Period of Delinquency
30 to 59 days ........           893        131,270            934        142,682            946        161,218
60 to 89 days ........           216         33,636            216         35,031            186         26,348
90 days or more(2) ...           206         37,139            258         43,618            225         34,430
Foreclosures Pending .           251         41,335            279         44,333            268         42,461
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         1,566    $   243,380          1,687    $   265,664          1,625    $   264,457
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         3.414%         3.591%         3.255%         3.291%         2.888%         2.877%


----------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/25/05     17:48:45                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS10(POOL # 4610) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4610
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GK67    60,000,000.00           0.00     3.750000  %          0.00
A-2     76110GK75     1,500,000.00           0.00     6.500000  %          0.00
A-3     76110GK83     1,500,000.00           0.00     6.500000  %          0.00
A-4     76110GK91    20,030,000.00  20,030,000.00     6.250000  %          0.00
A-5     76110GL25             0.00           0.00     6.500000  %          0.00
A-6     76110GL33     2,000,000.00     363,228.30     6.500000  %    283,326.48
A-7     76110GL41     2,400,000.00   2,400,000.00     6.500000  %          0.00
A-8     76110GL58     2,194,000.00   2,194,000.00     6.500000  %          0.00
A-9     76110GL66             0.00           0.00     6.500000  %          0.00
A-10    76110GL74    71,800,000.00           0.00     6.500000  %          0.00
A-11    76110GL82     2,279,000.00           0.00     6.500000  %          0.00
A-12    76110GL90    36,597,000.00           0.00     4.250000  %          0.00
A-P     76110GM32       644,587.37     154,903.04     0.000000  %        170.83
A-V     76110GM40             0.00           0.00     0.203296  %          0.00
R-I     76110GM57           100.00           0.00     6.500000  %          0.00
R-II    76110GM65           100.00           0.00     6.500000  %          0.00
M-1     76110GM73     4,855,100.00   4,643,824.69     6.500000  %      4,848.06
M-2     76110GM81     2,110,800.00   2,018,946.09     6.500000  %      2,107.74
M-3     76110GM99     1,266,500.00   1,211,386.78     6.500000  %      1,264.66
B-1     76110GN23       633,300.00     605,741.22     6.500000  %        632.39
B-2     76110GN31       633,200.00     605,645.57     6.500000  %        632.28
B-3     76110GN49       633,326.83     518,789.61     6.500000  %        541.60

-------------------------------------------------------------------------------
                  211,077,014.20    34,746,465.30                    293,524.04
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4       104,322.92    104,322.92            0.00       0.00     20,030,000.00
A-5         4,172.92      4,172.92            0.00       0.00              0.00
A-6         1,967.49    285,293.97            0.00       0.00         79,901.82
A-7        13,000.00     13,000.00            0.00       0.00      2,400,000.00
A-8        11,884.17     11,884.17            0.00       0.00      2,194,000.00
A-9             0.00          0.00            0.00       0.00              0.00
A-10            0.00          0.00            0.00       0.00              0.00
A-11            0.00          0.00            0.00       0.00              0.00
A-12            0.00          0.00            0.00       0.00              0.00
A-P             0.00        170.83            0.00       0.00        154,732.21
A-V         5,886.50      5,886.50            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        25,154.05     30,002.11            0.00       0.00      4,638,976.63
M-2        10,935.96     13,043.70            0.00       0.00      2,016,838.35
M-3         6,561.68      7,826.34            0.00       0.00      1,210,122.12
B-1         3,281.10      3,913.49            0.00       0.00        605,108.83
B-2         3,280.58      3,912.86            0.00       0.00        605,013.29
B-3         2,810.11      3,351.71            0.00       0.00        518,248.01

-------------------------------------------------------------------------------
          193,257.48    486,781.52            0.00       0.00     34,452,941.26
===============================================================================





































Run:        04/25/05     17:48:45
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS10(POOL # 4610) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4610
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4    1000.000000    0.000000     5.208333     5.208333   0.000000 1000.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     181.614148  141.663240     0.983745   142.646985   0.000000   39.950908
A-7    1000.000000    0.000000     5.416667     5.416667   0.000000 1000.000000
A-8    1000.000000    0.000000     5.416668     5.416668   0.000000 1000.000000
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     240.313496    0.265022     0.000000     0.265022   0.000000  240.048474
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     956.483839    0.998550     5.180954     6.179504   0.000000  955.485289
M-2     956.483840    0.998550     5.180955     6.179505   0.000000  955.485289
M-3     956.483836    0.998547     5.180955     6.179502   0.000000  955.485289
B-1     956.483837    0.998547     5.180957     6.179504   0.000000  955.485289
B-2     956.483836    0.998547     5.180954     6.179501   0.000000  955.485289
B-3     819.149911    0.855182     4.437061     5.292243   0.000000  818.294728

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/25/05     17:48:45                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS10 (POOL #  4610)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4610
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        7,065.20
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,382.97

SUBSERVICER ADVANCES THIS MONTH                                       14,019.87
MASTER SERVICER ADVANCES THIS MONTH                                    4,933.97


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3   1,107,444.01

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                        696,810.53

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      34,452,941.25

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           90

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS               1,039,323.64

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      257,242.25

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         72.23503800 %    22.76323200 %    4.97943140 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            72.02679800 %    22.83095961 %    5.03924310 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                              383,913.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,393,621.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.05545826
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              326.10

POOL TRADING FACTOR:                                                16.32245054

Run:        04/26/05     11:24:33                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS10(POOL # 4610) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4610
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GK67    60,000,000.00           0.00     3.750000  %          0.00
A-2     76110GK75     1,500,000.00           0.00     6.500000  %          0.00
A-3     76110GK83     1,500,000.00           0.00     6.500000  %          0.00
A-4     76110GK91    20,030,000.00  20,030,000.00     6.250000  %          0.00
A-5     76110GL25             0.00           0.00     6.500000  %          0.00
A-6     76110GL33     2,000,000.00      79,901.82     6.500000  %     79,901.82
A-7     76110GL41     2,400,000.00   2,400,000.00     6.500000  %    549,753.88
A-8     76110GL58     2,194,000.00   2,194,000.00     6.500000  %          0.00
A-9     76110GL66             0.00           0.00     6.500000  %          0.00
A-10    76110GL74    71,800,000.00           0.00     6.500000  %          0.00
A-11    76110GL82     2,279,000.00           0.00     6.500000  %          0.00
A-12    76110GL90    36,597,000.00           0.00     4.250000  %          0.00
A-P     76110GM32       644,587.37     154,732.21     0.000000  %      1,427.36
A-V     76110GM40             0.00           0.00     0.204421  %          0.00
R-I     76110GM57           100.00           0.00     6.500000  %          0.00
R-II    76110GM65           100.00           0.00     6.500000  %          0.00
M-1     76110GM73     4,855,100.00   4,638,976.63     6.500000  %      4,836.60
M-2     76110GM81     2,110,800.00   2,016,838.35     6.500000  %      2,102.76
M-3     76110GM99     1,266,500.00   1,210,122.12     6.500000  %      1,261.68
B-1     76110GN23       633,300.00     605,108.83     6.500000  %        630.88
B-2     76110GN31       633,200.00     605,013.29     6.500000  %        630.79
B-3     76110GN49       633,326.83     518,248.01     6.500000  %        540.33

-------------------------------------------------------------------------------
                  211,077,014.20    34,452,941.26                    641,086.10
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4       104,322.92    104,322.92            0.00       0.00     20,030,000.00
A-5         4,172.92      4,172.92            0.00       0.00              0.00
A-6           432.80     80,334.62            0.00       0.00              0.00
A-7        13,000.00    562,753.88            0.00       0.00      1,850,246.12
A-8        11,884.17     11,884.17            0.00       0.00      2,194,000.00
A-9             0.00          0.00            0.00       0.00              0.00
A-10            0.00          0.00            0.00       0.00              0.00
A-11            0.00          0.00            0.00       0.00              0.00
A-12            0.00          0.00            0.00       0.00              0.00
A-P             0.00      1,427.36            0.00       0.00        153,304.85
A-V         5,869.08      5,869.08            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        25,127.79     29,964.39            0.00       0.00      4,634,140.03
M-2        10,924.54     13,027.30            0.00       0.00      2,014,735.59
M-3         6,554.83      7,816.51            0.00       0.00      1,208,860.44
B-1         3,277.67      3,908.55            0.00       0.00        604,477.95
B-2         3,277.16      3,907.95            0.00       0.00        604,382.50
B-3         2,807.18      3,347.51            0.00       0.00        517,707.68

-------------------------------------------------------------------------------
          191,651.06    832,737.16            0.00       0.00     33,811,855.16
===============================================================================





































Run:        04/26/05     11:24:33
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS10(POOL # 4610) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4610
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4    1000.000000    0.000000     5.208333     5.208333   0.000000 1000.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6      39.950910   39.950910     0.216400    40.167310   0.000000    0.000000
A-7    1000.000001  229.064117     5.416667   234.480784   0.000000  770.935884
A-8    1000.000000    0.000000     5.416668     5.416668   0.000000 1000.000000
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     240.048473    2.214378     0.000000     2.214378   0.000000  237.834096
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     955.485289    0.996190     5.175545     6.171735   0.000000  954.489099
M-2     955.485290    0.996191     5.175545     6.171736   0.000000  954.489099
M-3     955.485285    0.996186     5.175547     6.171733   0.000000  954.489099
B-1     955.485294    0.996195     5.175541     6.171736   0.000000  954.489099
B-2     955.485293    0.996194     5.175553     6.171747   0.000000  954.489099
B-3     818.294734    0.853161     4.432435     5.285596   0.000000  817.441573

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:24:33                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS10 (POOL #  4610)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4610
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        6,910.96
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                       590.82

SUBSERVICER ADVANCES THIS MONTH                                       12,121.40
MASTER SERVICER ADVANCES THIS MONTH                                    6,924.85


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     797,355.66

 (B)  TWO MONTHLY PAYMENTS:                                    1     321,583.74

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                        696,810.53

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      33,811,855.16

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           87

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS               1,038,309.82

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      605,158.16

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         72.02679800 %    22.93395800 %    5.01661120 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            71.52490500 %    23.23958867 %    5.12965680 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                              383,913.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,393,621.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.99432376
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              325.00

POOL TRADING FACTOR:                                                16.01872913

Run:        04/07/05     11:14:54                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS10(POOL # 4610) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4610
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GK67    60,000,000.00           0.00     3.750000  %          0.00
A-2     76110GK75     1,500,000.00           0.00     6.500000  %          0.00
A-3     76110GK83     1,500,000.00           0.00     6.500000  %          0.00
A-4     76110GK91    20,030,000.00  20,030,000.00     6.250000  %          0.00
A-5     76110GL25             0.00           0.00     6.500000  %          0.00
A-6     76110GL33     2,000,000.00           0.00     6.500000  %          0.00
A-7     76110GL41     2,400,000.00   1,850,246.12     6.500000  %  1,182,665.09
A-8     76110GL58     2,194,000.00   2,194,000.00     6.500000  %          0.00
A-9     76110GL66             0.00           0.00     6.500000  %          0.00
A-10    76110GL74    71,800,000.00           0.00     6.500000  %          0.00
A-11    76110GL82     2,279,000.00           0.00     6.500000  %          0.00
A-12    76110GL90    36,597,000.00           0.00     4.250000  %          0.00
A-P     76110GM32       644,587.37     153,304.85     0.000000  %        170.02
A-V     76110GM40             0.00           0.00     0.206359  %          0.00
R-I     76110GM57           100.00           0.00     6.500000  %          0.00
R-II    76110GM65           100.00           0.00     6.500000  %          0.00
M-1     76110GM73     4,855,100.00   4,634,140.03     6.500000  %     46,099.13
M-2     76110GM81     2,110,800.00   2,014,735.59     6.500000  %     20,042.02
M-3     76110GM99     1,266,500.00   1,208,860.44     6.500000  %     12,025.40
B-1     76110GN23       633,300.00     604,477.95     6.500000  %      6,013.18
B-2     76110GN31       633,200.00     604,382.50     6.500000  %      6,012.23
B-3     76110GN49       633,326.83     517,707.68     6.500000  %      5,150.01

-------------------------------------------------------------------------------
                  211,077,014.20    33,811,855.16                  1,278,177.08
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4       104,322.92    104,322.92            0.00       0.00     20,030,000.00
A-5         4,172.92      4,172.92            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7        10,022.17  1,192,687.26            0.00       0.00        667,581.03
A-8        11,884.17     11,884.17            0.00       0.00      2,194,000.00
A-9             0.00          0.00            0.00       0.00              0.00
A-10            0.00          0.00            0.00       0.00              0.00
A-11            0.00          0.00            0.00       0.00              0.00
A-12            0.00          0.00            0.00       0.00              0.00
A-P             0.00        170.02            0.00       0.00        153,134.83
A-V         5,814.48      5,814.48            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        25,101.59     71,200.72            0.00       0.00      4,588,040.90
M-2        10,913.15     30,955.17            0.00       0.00      1,994,693.57
M-3         6,547.99     18,573.39            0.00       0.00      1,196,835.04
B-1         3,274.26      9,287.44            0.00       0.00        598,464.77
B-2         3,273.74      9,285.97            0.00       0.00        598,370.27
B-3         2,804.25      7,954.26            0.00       0.00        512,557.67

-------------------------------------------------------------------------------
          188,131.64  1,466,308.72            0.00       0.00     32,533,678.08
===============================================================================





































Run:        04/07/05     11:14:54
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS10(POOL # 4610) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4610
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4    1000.000000    0.000000     5.208333     5.208333   0.000000 1000.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7     770.935883  492.777121     4.175904   496.953025   0.000000  278.158762
A-8    1000.000000    0.000000     5.416668     5.416668   0.000000 1000.000000
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     237.834094    0.263766     0.000000     0.263766   0.000000  237.570329
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     954.489099    9.494989     5.170149    14.665138   0.000000  944.994110
M-2     954.489097    9.494988     5.170149    14.665137   0.000000  944.994110
M-3     954.489096    9.494986     5.170146    14.665132   0.000000  944.994110
B-1     954.489104    9.494994     5.170156    14.665150   0.000000  944.994110
B-2     954.489103    9.494994     5.170152    14.665146   0.000000  944.994110
B-3     817.441572    8.131678     4.427809    12.559487   0.000000  809.309894

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:14:54                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS10 (POOL #  4610)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4610
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        6,791.83
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                       825.30

SUBSERVICER ADVANCES THIS MONTH                                       14,247.88
MASTER SERVICER ADVANCES THIS MONTH                                    4,932.57


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3   1,121,022.04

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1     321,583.74


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                        696,810.53

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      32,533,678.08

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           84

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 737,645.95

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      943,181.78

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         71.52490500 %    23.34543800 %    5.10639870 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            70.69548200 %    23.91235781 %    5.27907360 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                              383,913.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,393,621.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.97368447
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              323.80

POOL TRADING FACTOR:                                                15.41317903

Run:        04/25/05     11:59:48                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS10(POOL # 4610) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4610
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GK67    60,000,000.00           0.00     3.750000  %          0.00
A-2     76110GK75     1,500,000.00           0.00     6.500000  %          0.00
A-3     76110GK83     1,500,000.00           0.00     6.500000  %          0.00
A-4     76110GK91    20,030,000.00  20,030,000.00     6.250000  %          0.00
A-5     76110GL25             0.00           0.00     6.500000  %          0.00
A-6     76110GL33     2,000,000.00           0.00     6.500000  %          0.00
A-7     76110GL41     2,400,000.00     667,581.03     6.500000  %    667,581.03
A-8     76110GL58     2,194,000.00   2,194,000.00     6.500000  %    601,176.07
A-9     76110GL66             0.00           0.00     6.500000  %          0.00
A-10    76110GL74    71,800,000.00           0.00     6.500000  %          0.00
A-11    76110GL82     2,279,000.00           0.00     6.500000  %          0.00
A-12    76110GL90    36,597,000.00           0.00     4.250000  %          0.00
A-P     76110GM32       644,587.37     153,134.83     0.000000  %     22,449.92
A-V     76110GM40             0.00           0.00     0.187323  %          0.00
R-I     76110GM57           100.00           0.00     6.500000  %          0.00
R-II    76110GM65           100.00           0.00     6.500000  %          0.00
M-1     76110GM73     4,855,100.00   4,588,040.90     6.500000  %      4,887.70
M-2     76110GM81     2,110,800.00   1,994,693.57     6.500000  %      2,124.98
M-3     76110GM99     1,266,500.00   1,196,835.04     6.500000  %      1,275.01
B-1     76110GN23       633,300.00     598,464.77     6.500000  %        637.55
B-2     76110GN31       633,200.00     598,370.27     6.500000  %        637.45
B-3     76110GN49       633,326.83     512,557.67     6.500000  %        546.04

-------------------------------------------------------------------------------
                  211,077,014.20    32,533,678.08                  1,301,315.75
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4       104,322.92    104,322.92            0.00       0.00     20,030,000.00
A-5         4,172.92      4,172.92            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7         3,616.06    671,197.09            0.00       0.00              0.00
A-8        11,884.17    613,060.24            0.00       0.00      1,592,823.93
A-9             0.00          0.00            0.00       0.00              0.00
A-10            0.00          0.00            0.00       0.00              0.00
A-11            0.00          0.00            0.00       0.00              0.00
A-12            0.00          0.00            0.00       0.00              0.00
A-P             0.00     22,449.92            0.00       0.00        130,684.91
A-V         5,078.58      5,078.58            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        24,851.89     29,739.59            0.00       0.00      4,583,153.20
M-2        10,804.59     12,929.57            0.00       0.00      1,992,568.59
M-3         6,482.86      7,757.87            0.00       0.00      1,195,560.03
B-1         3,241.68      3,879.23            0.00       0.00        597,827.22
B-2         3,241.17      3,878.62            0.00       0.00        597,732.82
B-3         2,776.35      3,322.39            0.00       0.00        512,011.63

-------------------------------------------------------------------------------
          180,473.19  1,481,788.94            0.00       0.00     31,232,362.33
===============================================================================





































Run:        04/25/05     11:59:48
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS10(POOL # 4610) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4610
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4    1000.000000    0.000000     5.208333     5.208333   0.000000 1000.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7     278.158762  278.158762     1.506692   279.665454   0.000000    0.000000
A-8    1000.000001  274.009148     5.416668   279.425816   0.000000  725.990854
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     237.570336   34.828374     0.000000    34.828374   0.000000  202.741962
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     944.994110    1.006717     5.118718     6.125435   0.000000  943.987394
M-2     944.994112    1.006718     5.118718     6.125436   0.000000  943.987394
M-3     944.994113    1.006719     5.118721     6.125440   0.000000  943.987394
B-1     944.994105    1.006711     5.118712     6.125423   0.000000  943.987394
B-2     944.994106    1.006712     5.118714     6.125426   0.000000  943.987394
B-3     809.309902    0.862177     4.383756     5.245933   0.000000  808.447724

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     11:59:48                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS10 (POOL #  4610)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4610
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        6,662.35
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,775.97

SUBSERVICER ADVANCES THIS MONTH                                       14,025.46
MASTER SERVICER ADVANCES THIS MONTH                                    4,932.77


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3   1,093,895.58

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1     321,583.74


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                        696,810.53

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      31,232,362.33

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           81

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 736,915.92

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,266,674.29

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         70.69548200 %    24.02544400 %    5.25422520 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            69.52301500 %    24.88214544 %    5.49028800 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                              383,913.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,393,621.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.98308839
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              321.20

POOL TRADING FACTOR:                                                14.79666673